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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-99930) of Macheezmo Mouse Restaurants, Inc. of our report dated September 15, 1997 appearing on page F-2 of this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
October 12, 1998